EXHIBIT 99.1

Sportsman's Warehouse Holdings, Inc. Announces First Quarter 2015 Financial Results

MIDVALE, Utah, May 28, 2015 (GLOBE NEWSWIRE) -- Sportsman's Warehouse Holdings, Inc. ("Sportsman's" or the "Company") (Nasdaq:SPWH) today announced financial results for the thirteen weeks ended May, 2, 2015.

For the thirteen weeks ended May 2, 2015:

  Net sales increased by 9.1% to $144.5 million from $132.4 million in the first quarter of fiscal 2014. Same store sales decreased by 0.7%.

  Income from operations increased to $1.2 million from a $0.2 million loss in the first quarter of fiscal 2014. Adjusted income from operations, which excludes expenses related to bonuses paid as a result of the successful completion of our initial public offering ("IPO") in fiscal year 2014 (see "GAAP and Non-GAAP Measures"), was $1.2 million as compared to $2.0 million in the first quarter of fiscal 2014.

  The Company ended the quarter with 57 stores in 18 states, a unit increase of 14.0% from the end of the first quarter of fiscal 2014.

  Interest expense decreased $1.8 million to $3.5 million from $5.3 million in the first quarter of fiscal 2014.

  Net loss was $1.4 million compared to $3.4 million in the first quarter of fiscal 2014. Adjusted net loss, which excludes expenses related to bonuses paid as a result of the successful completion of our IPO in fiscal year 2014 (see "GAAP and Non-GAAP Measures"), was $1.4 million as compared to $2.0 million in the first quarter of fiscal 2014.

  Diluted loss per share was $0.03 compared to diluted loss per share of $0.10 in the first quarter of fiscal 2014.  Adjusted diluted loss per share (see "GAAP and Non-GAAP Measures"), was $0.03 compared to adjusted diluted loss per share of $0.05 in the first quarter of fiscal 2014.

  Adjusted EBITDA was $5.4 million compared to $6.8 million in the first quarter of fiscal 2014 (see "GAAP and Non-GAAP Measures").

John Schaefer, President and Chief Executive Officer, stated: "Fiscal 2015 is off to a good start with results that came in at the high end of our guidance ranges on both the top and bottom line. We are pleased with our continued market share gains driven by our new store growth and differentiated value proposition, and remain encouraged by indicators that suggest normalized industry dynamics in the firearm and ammunition categories are not far off. Looking at the remainder of the year, we remain focused on our strategic growth initiatives and key priorities including capitalizing on the significant white space opportunity for new stores, maximizing the potential of our loyalty program, continuing to emphasize our best-in-class customer service and enhancing operating margins through increased sales of our private label products."

Balance sheet highlights as of May 2, 2015:

  Total liquidity (cash plus $61.9 million of availability on revolving credit facility): $63.9 million

  Total debt: $210.0 million, consisting of $52.3 million outstanding under our revolving credit facility and $157.7 million outstanding under our term loans, net of unamortized discount.

Second Quarter and Fiscal 2015 Outlook:

For the second quarter of fiscal 2015, net sales are expected to be in the range of $167.0 million to $172.0 million based on same store sales in the range of (1.0%) to 1.0%. Net income is expected to be in the range of $4.8 million to $5.6 million, with diluted earnings per share of $0.11 to $0.13 on a weighted average of approximately 42.3 million estimated common shares outstanding.

For fiscal 2015, net sales are expected to be in the range of $720.0 million to $740.0 million based on opening nine new stores for the full year and same store sales in the range of (1.0%) to 2.0%. Net income is expected to be in the range of $23.9 million to $26.7 million, with diluted earnings per share of $0.56 to $0.63 on a weighted average of approximately 42.3 million estimated common shares outstanding.

Conference Call Information:

A conference call to discuss first quarter 2015 financial results is scheduled for today, May 28, 2015, at 4:30 PM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the "SEC"): adjusted income (loss) from operations, adjusted net loss, adjusted diluted weighted average shares outstanding, adjusted diluted loss per share and adjusted EBITDA. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under "GAAP and Non-GAAP Measures" in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company's business and facilitate a more meaningful comparison of its diluted loss per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include our outlook for the second quarter of fiscal year 2015 and for the full fiscal year 2015.  Investors can identify these statements by the fact that they use words such as "continue," "expect," "may," "opportunity" "plan," "future" "ahead" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company's retail-based business model, general economic conditions and consumer spending, the Company's concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the company's expansion into new markets and planned growth, current and future government regulations, risks related to the Company's continued retention of its key management, the Company's distribution center, quality or safety concerns about the Company's merchandise, events that may affect the Company's vendors, trade restrictions, and other factors that are set forth in the Company's filings with the SEC, including under the caption "Risk Factors" in our Form 10-K for the fiscal year ended January 31, 2015 filed with the SEC on April 2, 2015 and our other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is a high-growth outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	For the Thirteen Weeks Ended

	May 2, 2015	% of net sales	May 3, 2014	% of net sales

Net sales	$ 144,493	100.0%	$ 132,425	100.0%
Cost of goods sold	101,342	70.1%	92,297	69.7%
Gross profit	43,151	29.9%	40,128	30.3%

Operating expenses:
Selling, general and administrative expenses	41,903	29.0%	40,349	30.5%
	41,903	29.0%	40,349	30.5%
Income (loss) from operations	1,248	0.9%	(221)	(0.2%)
Interest expense	(3,460)	(2.4%)	(5,258)	(4.0%)
Loss before income taxes	(2,212)	(1.5%)	(5,479)	(4.1%)
Income tax benefit	852	0.6%	2,111	1.6%
Net loss	$ (1,360)	(0.9%)	$ (3,368)	(2.5%)

Loss per share
Basic	$ (0.03)		$ (0.10)
Diluted	$ (0.03)		$ (0.10)

Weighted average shares outstanding
Basic	41,851		34,441
Diluted	41,851		34,441

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

Assets	May 2, 2015	January 31, 2015
Current assets:
Cash and cash equivalents	$ 2,006	$ 1,751
Accounts receivable, net	554	425
Merchandise inventories, net	216,730	185,909
Prepaid expenses and other	4,063	7,468
Income taxes receivable	6,951	5,190
Deferred income taxes	2,329	2,928
Total current assets	232,633	203,671
Property and equipment, net	61,015	54,317
Deferred income taxes	5,398	5,398
Definite lived intangible assets, net	5,278	5,729
Other long-term assets, net	1,525	1,608
	$ 305,849	$ 270,723
	.	.
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$ 53,995	$ 28,500
Accrued expenses	43,636	42,620
Revolving line of credit	52,256	41,899
Current portion of long-term debt, net of discount	1,333	1,333
Current portion of deferred rent	3,570	2,873
Total current liabilities	154,790	117,225

Long-term liabilities:
Long-term debt, net of discount and current portion	156,379	156,713
Deferred rent credit, net of current portion	27,528	28,117
Total long-term liabilities	183,907	184,830
Total liabilities	338,697	302,055

Stockholders' deficit:
Common stock	420	418
Additional paid-in capital	76,099	76,257
Accumulated deficit	(109,367)	(108,007)
Total stockholders' deficit	(32,848)	(31,332)
	$ 305,849	$ 270,723

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	May 2, 2015	May 3, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (1,360)	$ (3,368)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation of property and equipment	2,171	1,401
Amortization of discount on debt and deferred financing fees	180	340
Amortization of definite lived intangible	451	451
Net increase in deferred rent	108	652
Deferred income taxes	599	--
Stock-based compensation	597	1,734
Change in assets and liabilities, net of acquisition:
Accounts receivable, net	(129)	(24)
Merchandise inventories	(30,821)	(41,006)
Prepaid expenses and other	3,374	2,063
Accounts payable	25,495	23,363
Accrued expenses	(1,825)	(2,386)
Income taxes receivable	(1,761)	(2,414)
Net cash used in operating activities	(2,921)	(19,194)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(8,869)	(8,796)
Net cash used in investing activities	(8,869)	(8,796)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on line of credit	10,357	20,915
Issuance of common stock, net	--	70,299
Increase in book overdraft	2,841	7,774
Excess tax benefits from stock-based compensation arrangements	283	287
Payment of withholdings on restricted stock units	(1,036)	--
Principal payments on long-term debt	(400)	(70,887)
Net cash provided by financing activities	12,045	28,388
Net change in cash and cash equivalents	255	398
Cash and cash equivalents at beginning of year	1,751	1,354
Cash and cash equivalents at end of period	$ 2,006	$ 1,752

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP income (loss) from operations to adjusted income from operations:

	For the Thirteen Weeks Ended
	May 2, 2015	May 3, 2014
Income (loss) from operations	$ 1,248	$ (221)
IPO bonus (1)	--	2,200
Adjusted income from operations	$ 1,248	$ 1,979

Reconciliation of GAAP net loss and GAAP diluted weighted average shares outstanding to adjusted net loss and adjusted weighted average shares outstanding:

Numerator:
Net loss	$ (1,360)	$ (3,368)
IPO bonus (1)	--	2,200
Less tax benefit related to IPO bonus	--	(847)
Adjusted net loss	$ (1,360)	$ (2,015)

Denominator:
Diluted weighted average shares outstanding	41,851	34,441
Initial public offering shares issuance (2)	--	7,027
Adjusted diluted weighted average shares outstanding	41,851	41,468

Reconciliation of earnings per share:
Dilutive earnings per share	$ (0.03)	$ (0.10)
Impact of adjustments to numerator and denominator	--	0.05
Adjusted earnings per share	$ (0.03)	$ (0.05)

Reconciliation of net loss to adjusted EBITDA:
Net loss	$ (1,360)	$ (3,368)
Interest expense	3,460	5,258
Income tax benefit	(852)	(2,111)
Depreciation and amortization	2,622	1,852
Stock-based compensation expense (3)	597	1,734
Pre-opening expenses (4)	927	1,225
IPO bonus (1)	--	2,200
Adjusted EBITDA	$ 5,394	$ 6,790

(1) As a result of the completion of our initial public offering and pursuant to the terms of the employment agreements with our executive officers, we paid $2.2 million in bonuses to our executive officers.
(2) Assumes our initial public offering was effective as of February 2, 2014, the first day of our fiscal year 2014.
(3) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2013 Performance Incentive Plan.
(4) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.
CONTACT: Investor Contact:
         ICR, Inc.
         Farah Soi/Rachel Schacter
         (203) 682-8200
         investors@sportsmanswarehouse.com